SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated February 29, 2012, entitled-"Silver Falcon Mining, Inc. (SFMI) Contracts Mr. Richard Walker, Jr. as Senior Geologist, Moves Forward With Exploration Plans, and Presents at Upcoming Broker Meetings in NYC"

The press release is in its entirety below:

Silver Falcon Mining, Inc. (SFMI) Contracts Mr. Richard Walker, Jr. as Senior Geologist, Moves Forward With Exploration Plans, and Presents at Upcoming Broker Meetings in NYC

BRADENTON, FL--(Marketwire - Feb 29, 2012) - Silver Falcon Mining, Inc. (OTCBB: SFMI) announces that Mr. Richard G. Walker, Jr. P.E., Geologist has been contracted as the Company's "Senior Geologist," who will be directing, amongst other responsibilities, the exploration drilling phases on and within War Eagle Mountain. Mr. Walker will be consulting, if needed, with Mr. Roger Scammell, who has pledged to be a geological advisor to the Company.

On March 26th and 27th, 2012, the Company's personnel will make in-depth presentations to invitation-only "Broker Road Shows" in the New York City area, with the objective to increase market awareness about the on-going positive fundamentals at SFMI. Management believes that interest gathered from these events could, in the short and the long run, bring added value to the Company and its shareholders.

Mr. Pierre Quilliam, CEO/Chairman, states, "We are pleased to have Mr. Richard Walker as part of the SFMI team. He is a value-added human resource, that we feel can achieve the ambitious program involving the exploration of War Eagle Mountain. The beginning of the exploration program is underway within the SINKER TUNNEL COMPLEX and our corporate executives are working tirelessly to assure those on-going and future phases of the exploration programs will be completed successfully, and within pre-determined budgets and timelines."

An experienced independent geologist continues working on the final version of the Canadian National Instrument 43-101 (NI 43-101). SFMI's management and directors remain confident, based on time schedules expressed from the independent geologist, that the presentation and filing of NI 43-101 is expected in early spring.

About Silver Falcon Mining, Inc.
SFMI has mineral rights to approximately 2,000 acres on War Eagle Mountain in southern Idaho. Its 100% owned Diamond Creek Mill is situated at the foot of War Eagle Mountain and is serviced by 6.2 miles of paved roads from State Highway 78. It maintains year round access to the Sinker Tunnel which will facilitate underground mining of the rich veins crisscrossing the mountain and employs a mining oriented local workforce.

For further information, contact Mr. Richard Kaiser, Investor Relations, 757-306-6090 and/or www.silverfalconmining.com.

SFMI cautions that statements made in press releases constitute forward-looking statements, and makes no guarantees of future performance and actual results/developments may differ materially from projections in forward-looking statements. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: February 29, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer